Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-5456, 33-38590, 33-39387, 33-53763, 33-53899, 333-19735, 333-50583, 333-101767, 333-116466, 333-109359, 333-110726 and 333-159666) of CLARCOR Inc. of our report dated January 22, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Nashville, Tennessee
January 22, 2010